Exhibit 10.47.1

DEFERRED CASH AGREEMENT
Servicios Integrados de Administracion y Alta Gerencia, Sociedad de Responsabilidad Limitada de Capital Variable (the "Company") hereby agrees to pay (or cause to be paid) to the recipient named below (the “Recipient”) on the date set forth below (“Payment Date”) the amount set forth below (the “Award”) in accordance with and subject to the terms, conditions and restrictions of this Agreement.

Name of Recipient:     Francisco Crespo
Target Award:        $200,000
Relevant Dates:     The following dates are applicable for this Agreement:

Agreement Date	May 18, 2016
Payment Date	February 28, 2018

TERMS AND CONDITIONS OF THIS AGREEMENT

(1)     If all of the conditions set forth in this Agreement are satisfied, the Award will be     paid to     Recipient on the Payment Date.

(a)
Condition for the Award. Except as provided in (1)(b), the payment shall be made only if the Recipient is, and has continuously been, employed by the Company since the date of this Agreement through the Payment Date.

(b)
In the event, the Recipient is involuntarily terminated due to a reduction in workforce, internal reorganization, or job elimination and properly, timely and unconditionally executes a general release and agreement on confidentiality, non-competition, non-solicitation and non-disparagement in a form acceptable to the Company in its sole discretion, the award will be paid on the date of separation from service.

(c)	Recipient shall have no rights to the Award, including but not limited to rights to transfer, pledge, or hypothecate the Award until the Award is paid.

(d)	Recipient shall not be entitled to defer payment of any amounts under this Agreement.

(e)	The Recipient shall indicate his or her acceptance of this Agreement by signing and returning this Agreement.

(2)
Each notice relating to this award shall be in writing. All notices to the Company shall be addressed to the Secretary, The Coca-Cola Company, One Coca-Cola Plaza, Atlanta, Georgia 30313. All notices to the Recipient shall be addressed to the address on record of the Recipient specified on the face page of this Agreement. Either the Company or the Recipient may designate a different address by written notice to the other. Written notice to said addresses shall be effective to bind the Company, the Recipient and the Recipient's representatives and beneficiaries.

(3)
The Award will be paid in cash less all applicable federal and state tax withholdings, including any hypothetical taxes required under the Global Mobility Program. The Recipient acknowledges that the ultimate liability for any and all taxes is the responsibility and liability of the Recipient.

(4)
The Recipient hereby agrees that (a) any change, interpretation, determination or modification of this Agreement by the Company shall be final and conclusive for all purposes and on all persons including the Company and the Recipient; and (b) this Agreement shall not affect in any way the right of the Recipient’s employer to terminate or change the employment of the Recipient.

(6)
If any of the terms of this Agreement may in the opinion of the Company conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Company reserves the right to modify this Agreement to be consistent with applicable laws or regulations.

(7)	The Recipient consents to and acknowledges that:

(a)	the Award is discretionary in nature;

(b)
the Award is a potential bonus payment not paid in lieu of any cash salary compensation and not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, life or accident insurance benefits, pension or retirement benefits or similar payments; and

(c)	the Agreement set forth the entire understanding between the Recipient and the Company regarding the Award and supercedes all prior oral and written agreements pertaining to this award.

(8)	This Agreement has been made in and shall be construed and enforced under and in accordance with the laws of the State of Delaware, USA.

Servicios Integrados de Administracion y Alta Gerencia,
Sociedad de Responsabilidad Limitada de Capital Variable

/s/Roxana Penagos Resendiz
Authorized Signature

I have read the above Agreement and hereby accept the above award under the terms and conditions of this Agreement and I agree to be bound thereby and by the actions of the Company.

Recipient /s/Francisco Crespo            Date 12/07/16